Item 5. Other Events and Required FD Disclosure
SIGNATURE

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): April 8, 2004

Gundle/SLT Environmental, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-9307 (Commission File Number)	22-2731074 (IRS Employer Identification No.)

19103 Gundle Road
Houston, Texas 77073
(Address of Registrant’s principal executive offices)

(281) 443-8564
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Item 5.      Other Events and Required FD Disclosure

     On April 8, 2004, Gundle/SLT Environmental, Inc. (the “Company”) announced that it, its directors, and a prospective buyer of the Company had executed a Memorandum of Understanding (“MOU”) reflecting an agreement in principle with the plaintiffs to settle three putative class action lawsuits filed in January 2004 in the Delaware Court of Chancery (Calhoun v. Gundle/SLT Environmental, Inc., et al., C.A. No. 153-N, Twist Partners LLP v. Badawi, et al., C.A. No. 150-N, and Bell v. Gundle/SLT Environmental, Inc., et al., C.A. No. 169-N). The complaints alleged that the Company’s board breached its fiduciary duty by authorizing the merger of the Company with an indirect wholly owned subsidiary of Code Hennessy & Simmons IV LP. The agreement in principle to settle these actions is based upon enhanced disclosures regarding the merger, all of which are included in our proxy statement filed with the U.S. Securities and Exchange Commission. The Company expects to commence the mailing of this proxy statement to our stockholders next week. The MOU also includes the defendants’ agreement to pay the plaintiffs’ attorneys’ fees, costs and expenses up to $330,000, subject to approval by the Delaware Court of Chancery. The MOU is subject to the negotiation of a definitive stipulation of settlement, due notice to our current and former stockholders who are members of the plaintiff class, and approval by the Delaware Court of Chancery. The Company and its directors believe these suits to be without merit, and are pleased to have reached this agreement in principle. If the settlement contemplated by the MOU is not approved by the Delaware Court of Chancery, we intend to deny all the plaintiff’s substantive allegations, and to vigorously defend the litigation.

[Signature Page Follows]

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 8, 2004
GUNDLE/SLT ENVIRONMENTAL, INC.
	By:	/s/ Roger J. Klatt
Roger J. Klatt
Executive Vice President and Chief Financial Officer

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